NONQUALIFIED STOCK OPTION AGREEMENT
The Shaw Group Inc.

2005 Non-Employee Director Stock Incentive Plan

This Nonqualified Stock Option Agreement (“Agreement”) dated as of      , 200     (the date on which the option evidenced hereby was granted) is entered into between The Shaw Group Inc. (the “Company”) and      (the “Director”), pursuant to The Shaw Group Inc. 2005 Non-Employee Director Stock Incentive Plan (the “Plan”).

THE PARTIES HERETO AGREE AS FOLLOWS:

1. Grant of Annual Option. In consideration of the services performed and to be performed by the Director, the Company hereby grants to the Director an option (the “Annual Option”) under the Plan to purchase a total of      shares of the Company’s no par value common stock (the “Common Stock”), upon the following terms and conditions:

(a) The Annual Option is granted under and pursuant to the Plan, a copy of which is attached hereto as Exhibit A and incorporated herein by reference, and the Annual Option is subject to all of the provisions thereof. In case of conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provision(s) of the Plan shall govern. Capitalized terms used herein without definition shall have the same meanings given such terms in the Plan. The Director represents and warrants that he or she has read the Plan and is fully familiar with all the terms and conditions of the Plan and agrees to be bound thereby.

(b) The Annual Option is a nonqualified stock option as set forth in the Plan.

(c) The Exercise Price of the Annual Option is $    per share (the Fair Market Value per share on the date of grant of the Annual Option).

2. Exercise of Annual Option.

(a) Subject to the earlier expiration and forfeiture of this Annual Option as herein provided, this Annual Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of the Secretary, at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Annual Option shall not be exercisable for more than a percentage of the aggregate number of shares covered by this Annual Option determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:

			Percentage of Shares
Number of Full Years			That May Be Purchased
Less than	1	year	0%
	1	year or more	100%

(b) Notwithstanding any other provision of this Agreement or the Plan, the Annual Option may not be exercised unless (1) at the date of exercise (i) a registration statement under the Securities Act of 1933, as amended, relating to the Shares covered by the Annual Option shall be in effect, or (ii) an exemption from registration is applicable to the shares in the opinion of counsel for the Company and (2) the Plan is approved by the shareholders at the 2006 annual meeting of the shareholders of the Company.

3. Termination of Annual Option. This Annual Option may be exercised only while Director remains a member of the Board of Directors of the Company (the “Board”) and will terminate and cease to be exercisable upon Director’s termination of membership on the Board, except that:

(a) If Director’s membership on the Board terminates by reason of death or disability, this Annual Option may be exercised by Director (or Director’s estate or the person who acquires this Annual Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) at any time during the period of one year following such termination, but in each case only as to the number of shares Director was entitled to purchase hereunder upon exercise of this Annual Option as of the date Director’s membership on the Board so terminates. Disability shall exist when Director is unable to engage in any substantial, gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than 12 months, as determined by the Committee in its sole discretion.

(b) If Director’s membership on the Board terminates for any reason other than as described in (a) above, this Annual Option may be exercised by Director at any time during the period of three months following such termination, but in each case only as to the number of shares Director was entitled to purchase hereunder upon exercise of this Annual Option as of the date Director’s membership on the Board so terminates.

This Annual Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof. The purchase price of shares as to which this Annual Option is exercised shall be paid in full in the manner provided in the Plan. No fraction of a share of Common Stock shall be issued by the Company upon exercise of an Annual Option or accepted by the Company in payment of the purchase price thereof; rather, Director shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Common Stock.

4. Rights Prior to Exercise of Annual Option. The Director shall have no rights as a stockholder with respect to the shares of Common Stock subject to the Annual Option until the exercise of his or her rights hereunder and the issuance and delivery to Director of a certificate or certificates evidencing such shares.

5. Miscellaneous.

(a) No Representations or Warranties. Neither the Company nor the Committee nor any of their representatives or agents has made any representations or warranties to the Director with respect to the income tax or other consequences of the transactions contemplated by this Agreement, and the Director is in no manner relying on the Company, the Committee or any of their representatives or agents for an assessment of such tax or other consequences.

(b) Membership. Nothing in this Agreement nor in the Plan nor in the granting of the Annual Option shall confer on the Director any right to or guarantee of continued membership on the Board or in any way limit the right of the Board or the shareholders of the Company to terminate the Director’s membership on the Board at any time.

(c) Investment. The Director hereby agrees and represents that the Annual Option and any purchase of the shares of Common Stock under the Annual Option is for the Director’s own account for investment purposes only and not with a view of resale or distribution unless such shares acquired pursuant to the Annual Option are registered under the Securities Act of 1933, as amended.

(d) Stock Issuance. The exercise by the Director of the Annual Option granted herein will not become final nor will shares of Common Stock be issued pursuant thereto unless such exercise fully complies with the requirements of the Plan and all applicable federal, state and local laws.

(e) Necessary Acts. The Director and the Company hereby agree to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

(f) No Transfer. Except as the Committee may otherwise determine in accordance with Section 7(a) of the Plan, the Annual Option may not be assigned, encumbered or transferred, except by will or the laws of descent and distribution in the event of death of the Director or pursuant to a qualified domestic relations order pursuant to the Code or the Employee Retirement Security Act of 1974, as amended.

(g) Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially enforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

(h) Waiver. The waiver by the Company of a breach of any provision of this Agreement by the Director shall not operate or be construed as a waiver of any subsequent breach by the Director.

(i) Binding Effect; Applicable Law. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns, and the Director and any heir, legatee, legal representative or permitted assignee as specified in Section 5(f) above of the Director. This Agreement shall be interpreted under and governed by and constructed in accordance with the laws of the State of Louisiana.

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement effective as of the date first above written.

THE COMPANY:

THE SHAW GROUP INC.

By: Title:	Gary P. Graphia Secretary and General Counsel

DIRECTOR:

[Name of Director]

141078